PROGEN
                                                              INDUSTRIES LIMITED

                                                              ABN 82 010 975 612
                                                  P.O.  Box  28  Richlands  B.C.
                                                     Queensland  4077  Australia
                                                     Telephone:  +61 7 3273 9100
                                                     Facsimile:  +61 7 3375 9138



27th March 2003.

Company Announcement Officer                 No. of pages:  1
Australian Stock Exchange Limited
Exchange Centre                              (Nasdaq Code: PGLAF; ASX Code: PGL)
20 Bridge Street
Sydney NSW 2000.



Dear  Sir,

Re:  Appointment of Alternate Director.


In accordance with Listing Rule 3.16 we advise that Mr Eugene Cheng has been appointed an Alternate Director for Dr S. S. C. Chang.




Yours  faithfully
Progen  Industries  Limited




Milton  McColl
Company  Secretary.



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